UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 12, 2007

Avatech Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10715 Red Run Boulevard, Owings Mills, Maryland		21117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-581-8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements

On August 16, 2007, the Board of Directors of Avatech Solutions, Inc. (the "Company") and George Davis, the Company’s Chief Executive Officer, amended Mr. Davis’ Employment Agreement (the "Amended Agreement"). A copy of the Amended Agreement is filed herewith as Exhibit 10.1 and the terms of the material amendments are as follows:

• Mr. Davis’ annual salary was increased to $215,000

• A provision was added to reflect the salary increase and, on a pro-rata basis, retroactively compensate Mr. Davis to May 14, 2007, the date he was appointed as President and Chief Executive Officer, with a lump sum cash payment of $21,666

• A provision was added to acknowledge Mr. Davis’s right to receive a grant of an option to purchase 75,000 shares of common stock at an exercise price of $0.87 per share, the closing price of the Company’s stock on the preceding day. One-third (25,000 shares) of this award is immediately vested and one-third (25,000 shares) vests on July 1, 2008 and July 1, 2009.

• Provisions were added to acknowledge Mr. Davis’s right to also receive a grant of an option to purchase 200,000 shares of common stock at an exercise price of $0.87 per share, the closing price of the Company’s stock on the preceding day. These shares will vest on September 11, 2017 subject to accelerated vesting based upon the Company attaining the performance targets set forth below. If Mr. Davis’s employment is terminated, this option will be terminated to the extent not then vested. The accelerated vesting schedule is as follows:

Up to 50% of the option (100,000 shares) will vest based on the Company meeting the following net income targets for the fiscal year ended June 30, 2008:

Net Income - Total number of shares vested

Less than $2,000,000 - 0
$2,000,000 to $2,499,999 - 20,000
$2,500,000 to $2,999,999 - 25,000
$3,000,000 to $3,499,999 - 50,000
$3,500,000 to $3,750,000 - 100,000

An additional 10,000 shares of common stock will vest for each additional $250,000 in net income, up to a maximum of 50,000 additional shares.

An additional 25,000 shares shall vest if revenue generated from the Company’s services for the fiscal year ended June 30, 2008 exceeds $15,480,000, and an additional 25,000 shares will vest at the discretion of the Board’s Compensation Committee based upon the accomplishment of strategic goals as determined from time to time by the Compensation Committee.

Notwithstanding the foregoing, no shares will vest on an accelerated basis if net income for the fiscal year ended June 30, 2008 does not equal or exceed $2,000,000.

Mr. Davis’s original Employment Agreement was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K that was filed on December 12, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 Amended and Restated Employment Agreement between George Davis and Avatech Solutions, Inc. dated September 12, 2007 (filed herewith)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatech Solutions, Inc.

September 18, 2007	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between George Davis and Avatech Solutions, Inc. dated September 12, 2007 (filed herewith)